UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 2, 2004

(Date of earliest event reported)

CNL INCOME FUND XIV, LTD.

(Exact name of registrant as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

0-23974	59-3143096
(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

(407) 540-2000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

During the nine months ended September 30, 2004, CNL Income Fund XIV, Ltd. (“the Partnership”) identified for sale and sold its properties in Franklin, Tennessee; Winslow, Arizona; and Topeka, Kansas. During this time the Partnership also identified for sale its property in Antioch, Tennessee.

In December 2003, the Financial Accounting Standards Board issued a revision to FASB Interpretation No. 46 (originally issued in January 2003) (“FIN 46R”), “Consolidation of Variable Interest Entities” requiring existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries. The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of a previously unconsolidated joint venture, Salem Joint Venture, which had been accounted for under the equity method.

This Form 8-K is being filed to reflect the impact of the 2004 sale or planned sale of the properties listed above as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”), as well as the retroactive application of FIN 46R.

In compliance with FAS 144, the Partnership has reported revenues, expenses and the aggregate gain from the sale of the properties listed above as income from discontinued operations for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

In compliance with FIN 46R, the Partnership has accounted for its interest in Salem Joint Venture using the consolidation method for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

The same reclassification to discontinued operations as required by FAS 144 subsequent to the sale and identification for sale of properties and the consolidation of variable interest entities by their primary beneficiaries as required by FIN 46R, are required for previously issued annual financial statements. The reclassifications have no effect on partners’ capital or net income.

This Report on Form 8-K updates Items 6, 7, 8, 15(a)(1), and 15(a)(2) (Schedule III and Notes to Schedule III only) of the Partnership’s Form 10-K for the year ended December 31, 2003 to reflect the properties identified for sale during 2004 as discontinued operations and to account for the Partnership’s interest in Salem Joint Venture using the consolidation method, as appropriate. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above. Readers should refer to the Partnership’s quarterly reports on Form 10-Q for information related to periods subsequent to December 31, 2003.

Index

Page Number
Selected Financial Data	3-4

Management’s Discussion and Analysis of Financial Condition and Results of Operation	4-10

Financial Statements and Financial Statement Schedules	10-35

Signatures	36

Item 6.	Selected Financial Data

The following selected financial data should be read in conjunction with the financial statements and related notes in Item 8. hereof.

	2003	2002	2001	2000	1999
Year ended December 31:
Continuing Operations (5):
Revenues	$3,206,524	$3,027,111	$2,981,062	$3,316,014	$3,234,195
Equity in earnings of unconsolidated joint ventures	397,459	335,347	450,859	216,270	321,849
Income from continuing operations (1) (2)	2,849,786	3,086,284	2,016,631	2,750,142	2,568,882
Discontinued Operations (5):
Revenues	446,057	597,763	633,825	640,641	658,253
Income from and gain on disposal of discontinued operations (3) (4)	393,516	643,170	487,467	441,496	502,240
Net income	3,243,302	3,729,454	2,504,098	3,191,638	3,071,122
Income per unit:
Continuing operations	$0.63	$0.69	$0.45	$0.61	$0.57
Discontinued operations	0.09	0.14	0.11	0.10	0.11

	$0.72	$0.83	$0.56	$0.71	$0.68

Cash distributions declared	$3,712,520	$3,712,520	$3,712,520	$3,712,520	$3,712,520
Cash distributions declared per Unit	0.83	0.83	0.83	0.83	0.83
At December 31:
Total assets	$38,005,509	$38,453,831	$38,410,987	$39,795,976	$40,233,726
Total partners’ capital	36,652,738	37,121,956	37,105,022	38,313,444	38,834,326

(1)	Income from continuing operations includes $526,947 and $41,997, in provisions for write-down of assets for the years ended December 31, 2001 and 2000, respectively.

(2)	Income from continuing operations includes $497,689 and $37,369, in gains on sale of assets for the years ended December 31, 2002 and 1999, respectively, and $75,930 in losses on sale of assets for the year ended December 31, 2000.

(3)	Income from and gain on disposal of discontinued operations includes $143,065, $39,096, $98,822, and $27,211 in provisions for write-down of assets for the years ended December 31, 2002, 2001, 2000, and 1999, respectively.

(4)	Income from and gain on disposal of discontinued operations includes $271,909 from gain on disposal of discontinued operations for the year ended December 31, 2002.

(5)	Certain items in the prior years’ financial data have been reclassified to conform to the 2003 presentation. This reclassification had no effect on net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Partnership was organized on September 25, 1992, to acquire for cash, either directly or through joint venture arrangements, both newly constructed and existing restaurant properties, as well as land upon which restaurant properties were to be constructed (the “Properties”), which are leased primarily to operators of selected national and regional fast-food and family style restaurant chains (“Restaurant Chains”). The leases are generally triple-net leases, with the lessee responsible for all repairs and maintenance, property taxes, insurance and utilities. The leases of the Properties provide for minimum base annual rental amounts (payable in monthly installments) ranging from approximately $21,100 to $203,600. The majority of the leases provide for percentage rent based on sales in excess of a specified amount. In addition, the majority of the leases provide that, commencing in specified lease years (generally the sixth or ninth lease year), the annual base rent required under the terms of the lease will increase. As of December 31, 2001, the Partnership owned 43 Properties directly and 12 Properties indirectly through joint venture or tenancy in common arrangements. As of December 31, 2002, the Partnership owned 41 Properties directly and 12 Properties indirectly through joint venture or tenancy in common arrangements. As of December 31, 2003, the Partnership owned 41 Properties directly and 13 Properties indirectly through joint venture and tenancy in common arrangements.

Capital Resources

Cash from operating activities was $3,726,587, $3,699,691, and $3,324,797, for the years ended December 31, 2003, 2002, and 2001, respectively. The increase in cash from operating activities during 2003, as compared to the previous year, was a result of changes in income and expenses, such as changes in rental revenues and changes in operating and Property related expenses, and changes in the Partnership’s working capital, such as the timing of transactions relating to the collection of receivables and the payment of expenses, while the increase in cash from operating activities during 2002, as compared to 2001, was a result of changes in the Partnership’s working capital, such as the timing of transactions relating to the collection of receivables and the payment of expenses.

Other sources and uses of cash included the following during the years ended December 31, 2003, 2002, and 2001.

During 2001, Wood-Ridge Real Estate Joint Venture, in which the Partnership owns a 50% interest, sold its Property in Paris, Texas to the tenant for $800,000, in accordance with the purchase option under the lease agreement. The sale resulted in a loss to the joint venture of approximately $84,500. In connection with the sale, the joint venture received $200,000 in lease termination income in consideration for the joint venture releasing the tenant from its obligations under the lease. During 2001, the Partnership and the other joint venture partner each received $400,000 representing a return of capital of the net sales proceeds.

During 2002, the Partnership sold its Properties in Las Vegas, Nevada; Greeley, Colorado; Laurens, South Carolina; and Merriam, Kansas, each to a third party and received total net sales proceeds of approximately $2,928,800. The Property in Las Vegas, Nevada had been identified for sale as of December 31, 2001. The gain on the sale of the Property in Las Vegas, Nevada totaled approximately $497,700. The other three Properties were identified for sale during 2002 and resulted in a net gain on disposal of discontinued operations of approximately $271,900. The Partnership had recorded provisions for write-down of assets in previous periods relating to these Properties. During 2002, the Partnership reinvested the majority of the net sales proceeds from these four sales in a Property in San Antonio, Texas at an approximate cost of $1,262,200 and in a Property in Phoenix, Arizona at an approximate cost of $1,319,200. The Partnership acquired the Property in San Antonio, Texas from CNL Funding 2001-A, LP, a Delaware limited partnership and an affiliate of the General Partners. CNL Funding 2001-A, LP had

purchased and temporarily held title to the Property in order to facilitate the acquisition of the Property by the Partnership. The purchase price paid by the Partnership represented the costs incurred by CNL Funding 2001-A, LP to acquire the Property.

During 2003, the Partnership reinvested the remaining proceeds from the 2002 sale of the Property in Merriam, Kansas in a Property in Tucker, Georgia with CNL Income Fund X, Ltd., CNL Income Fund XIII, Ltd., and CNL Income Fund XV, Ltd., as tenants-in-common. The Partnership contributed approximately $153,600 for a 10% interest in this Property. Each of the CNL Income Funds is a Florida limited partnership and an affiliate of the General Partners.

None of the Properties owned by the Partnership, the joint ventures or tenancy in common arrangements in which the Partnership owns an interest, is or may be encumbered. Subject to certain restrictions on borrowing, however, the Partnership may borrow funds but will not encumber any of the Properties in connection with any such borrowing. The Partnership will not borrow for the purpose of returning capital to the Limited Partners. The Partnership will not borrow under arrangements that would make the Limited Partners liable to creditors of the Partnership. The General Partners further have represented that they will use their reasonable efforts to structure any borrowing so that it will not constitute “acquisition indebtedness” for federal income tax purposes and also will limit the Partnership’s outstanding indebtedness to three percent of the aggregate adjusted tax basis of its Properties. Affiliates of the General Partners from time to time incur certain operating expenses on behalf of the Partnership for which the Partnership reimburses the affiliates without interest.

At December 31, 2003, the Partnership had $1,157,202 in cash and cash equivalents, as compared to $1,329,320 at December 31, 2002. At December 31, 2003, these funds were held in non-interest bearing demand deposit accounts at a commercial bank. As of December 31, 2003, the average interest rate earned on the rental income deposited in demand deposit accounts at commercial banks was less than one percent annually. The decrease in cash was primarily a result of the Partnership reinvesting sales proceeds during 2003 that were held at December 31, 2002, as described above. The funds remaining at December 31, 2003, will be used toward the payment of distributions and other liabilities.

In February 2004, the Partnership sold its Property in Bullhead City, Arizona to a third party. The Partnership received approximately $1,348,900 in net sales proceeds, resulting in a gain on disposal of discontinued operations of approximately $439,400. In addition, in March 2004, the Partnership sold its Property in Franklin, Tennessee to a third party. The Partnership received approximately $675,300 in net sales proceeds, resulting in a gain on disposal of discontinued operations of approximately $129,100. The Partnership intends to either reinvest the proceeds from these sales in additional Properties or to use the proceeds to pay liabilities of the Partnership.

Short-Term Liquidity

The Partnership’s investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who generally meet specified financial standards minimizes the Partnership’s operating expenses. The General Partners believe that the leases will generate cash flow in excess of operating expenses.

The Partnership’s short-term liquidity requirements consist primarily of the operating expenses of the Partnership.

The General Partners have the right, but not the obligation, to make additional capital contributions or loans if they deem it appropriate in connection with the operations of the Partnership.

Due to low operating expenses and ongoing cash flow, the General Partners believe that the Partnership has sufficient working capital reserves at this time. In addition, because leases of the Partnership’s Properties are on a triple-net basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established at this time. To the extent, however, that the Partnership has insufficient funds for such purposes, the General Partners will contribute to the Partnership an aggregate amount of up to one percent of the offering proceeds for maintenance and repairs. The General Partners have the right to cause the Partnership to maintain additional reserves if, in their discretion, they determine such reserves are required to meet the Partnership’s working capital needs.

The Partnership generally distributes cash from operations remaining after the payment of the operating expenses of the Partnership, to the extent that the General Partners determine that such funds are available for distribution. Based on current and anticipated future cash from operations, the Partnership declared distributions to the Limited Partners of $3,712,520 for each of the years ended December 31, 2003, 2002, and 2001. This represents distributions of $0.83 per Unit for each of the years ended December 31, 2003, 2002, and 2001. No amounts distributed to the Limited Partners for the years ended 2003, 2002, or 2001 are required to be or have been treated by the Partnership as a return of capital for purposes of calculating the Limited Partners’ return of their adjusted capital contributions. No distributions were made to the General Partners for the years ended December 31, 2003, 2002, or 2001. The Partnership intends to continue to make distributions of cash available for distribution to the Limited Partners on a quarterly basis.

During 2000, the General Partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the General Partners’ capital account as of December 31, 1999. Accordingly, the General Partners were not allocated any net income during the years ended December 31, 2003, 2002, and 2001.

At December 31, 2003 and 2002, the Partnership owed $18,885 and $21,324, respectively, to affiliates for accounting and administrative services and management fees. As of March 12, 2004, the Partnership had reimbursed the affiliates these amounts. Other liabilities, including distributions payable, were $1,177,338 at December 31, 2003, as compared to $1,153,668 at December 31, 2002. Liabilities at December 31, 2003, to the extent they exceed cash and cash equivalents at December 31, 2003, will be paid from anticipated future cash from operations or from future General Partners’ contributions.

Off-Balance Sheet Transactions

The Partnership holds interests in various unconsolidated joint venture and tenancy in common arrangements that are accounted for using the equity method. The General Partners do not believe that any such interest would constitute an off-balance sheet arrangement requiring any additional disclosures under the provisions of the Sarbanes-Oxley Act of 2002.

Contractual Obligations, Contingent Liabilities, and Commitments

In November 2003, the Partnership entered into an agreement to sell the Property in Bullhead City, Arizona. The Partnership sold this Property in February 2004.

The Partnership has no contractual obligations or contingent liabilities as of December 31, 2003.

Long-Term Liquidity

The Partnership has no long-term debt or other long-term liquidity requirements.

Critical Accounting Policies

The Partnership’s leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, “Accounting for Leases” (“FAS 13”), and have been accounted for using either the direct financing or the operating method. FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management assumes that all payments to be received under its leases are collectible. Changes in management’s estimates or assumption regarding collectibility of lease payments could result in a change in accounting for the lease.

The Partnership accounts for its unconsolidated joint ventures using the equity method of accounting. Under generally accepted accounting principles, the equity method of accounting is appropriate for entities that are partially owned by the Partnership, but for which operations of the investee are shared with other partners. The

Partnership’s joint venture agreements require the consent of all partners on all key decisions affecting the operations of the underlying Property.

Management reviews the Partnership’s Properties and investments in unconsolidated entities for impairment at least once a year or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment is based on the carrying amount of the Property or investment at the date it is tested for recoverability compared to the sum of the estimated future cash flows expected to result from its operation and sale through the expected holding period. If an impairment is indicated, the asset is adjusted to its estimated fair value.

Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” Accordingly, when the Partnership makes the decision to sell or commits to a plan to sell a Property within one year, its operating results are reported as discontinued operations.

Results of Operations

Comparison of year ended December 31, 2003 to year ended December 31, 2002

Rental revenues from continuing operations were $3,123,598 during the year ended December 31, 2003, as compared to $2,948,162 during the same period of 2002. Rental revenues from continuing operations were higher during the year ended December 31, 2003, as compared to the previous year, because, in 2002, the Partnership acquired two Properties, one in San Antonio, Texas and the other in Phoenix, Arizona. In addition, in October 2002, the Partnership entered into a new lease with a new tenant for the Property in Akron, Ohio, which had been vacant since November 2000. The new tenant converted the Property to a new concept and commenced rental payments in February 2003. The increase in rental revenues from continuing operations was partially offset by a decrease in rental revenues resulting from the 2002 sale of the Property in Las Vegas, Nevada.

The Partnership also earned $79,610 in contingent rental income during the year ended December 31, 2003, as compared to $65,613 during the same period of 2002. The increase in contingent rental income during 2003, as compared to 2002, was primarily due to an increase in the reported gross sales of the restaurants with leases that require the payment of contingent rental income.

The Partnership earned $3,316 in interest and other income during the year ended December 31, 2003, as compared to $13,336 during the same period of 2002. Interest and other income were higher during 2002 due to higher average cash balances during 2002 while the Partnership held sales proceeds prior to reinvestment.

The Partnership earned $397,459 attributable to net income earned by unconsolidated joint ventures during the year ended December 31, 2003, as compared to $335,347 during the same period of 2002. Net income earned by unconsolidated joint ventures was lower during the year ended December 31, 2002, because the tenant of the Property owned by Duluth Joint Venture, in which the Partnership owns a 44% interest, experienced financial difficulties and ceased making rental payments. As a result, Duluth Joint Venture stopped recording rental revenues during the first quarter of 2002. The joint venture also recorded a provision for write-down of assets of approximately $65,800. The provision represented the difference between the net carrying value of the Property and its estimated fair value. During the second quarter of 2002, the tenant resumed, and has continued, making rental payments to the joint venture. Net income earned by unconsolidated joint ventures increased slightly during 2003 as a result of the Partnership reinvesting the remaining portion of the sales proceeds from the 2002 sale of the Property in Merriam, Kansas in a Property in Tucker, Georgia, with CNL Income Fund X, Ltd., CNL Income Fund XIII, Ltd., and CNL Income Fund XV, Ltd., as tenants-in-common. Each of the CNL Income Funds is a Florida limited partnership and an affiliate of the General Partners.

During 2003, five lessees of the Partnership, Jack in the Box Inc. and Jack in the Box Eastern Division (under common control of Jack in the Box Inc.) (hereinafter referred to as “Jack in the Box Inc.”), Golden Corral Corporation, Checkers Drive-In Restaurants, Inc., Flagstar Enterprises, Inc., and Denny’s, Inc. each contributed more than ten percent of total rental revenues (including total rental revenues from the Partnership’s consolidated joint venture and the Partnership’s share of total rental revenues from unconsolidated joint ventures and the properties held as tenants-in-common with affiliates). As of December 31, 2003, Jack in the Box Inc. was the lessee under leases relating to seven restaurants; Golden Corral Corporation was the lessee under leases relating to three restaurants; Checkers Drive-In Restaurants, Inc. was the lessee under leases relating to 12 restaurants; Flagstar Enterprises, Inc. was the lessee under leases relating to six restaurants; and Denny’s, Inc. was the lessee under leases relating five restaurants. It is anticipated that, based on the minimum rental payments required by the leases, these five lessees will each continue to contribute more than ten percent of total rental revenues in 2004. In addition, five Restaurant Chains, Jack in the Box, Golden Corral, Denny’s, Checkers, and Hardee’s, each accounted for more than ten percent of total rental revenues during 2003 (including total rental revenues from the Partnership’s consolidated joint venture and the Partnership’s share of total rental revenues from unconsolidated joint ventures and the properties held as tenants-in-common with affiliates). In 2004, it is anticipated that these five Restaurant Chains each will continue to account for more than ten percent of the total rental revenues to which the Partnership is entitled under the terms of the leases. Any failure of these lessees or Restaurant Chains will materially affect the Partnership’s operating results if the Partnership is not able to re-lease the Properties in a timely manner.

Operating expenses, including depreciation and amortization expense, were $735,108 during the year ended December 31, 2003, as compared to $754,193 during the same period of 2002. Operating expenses were lower during the year ended December 31, 2003, due to a decrease in Property expenses resulting from the 2002 sale of one of the two vacant Properties owned by the Partnership, and the 2003 re-lease of the other vacant Property. The Partnership did not incur additional expenses related to these Properties once they were re-leased or sold. In addition, operating expenses were lower during 2003 due to a decrease in the costs incurred for administrative expenses for servicing the Partnership and its Properties. The decrease in operating expenses during 2003 was partially offset by an increase in state tax expense relating to several states in which the Partnership conducts business and an increase in depreciation expense related to the acquisition of two Properties during 2002.

As a result of the sale of the Property in Las Vegas, Nevada, the Partnership recognized a gain of approximately $497,700 during the year ended December 31, 2002. Because this Property was identified for sale prior to the January 2002 implementation of Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, the results of operations relating to this Property were included as Income from Continuing Operations in the accompanying financial statements.

During the year ended December 31, 2002, the Partnership identified and sold three Properties that were classified as Discontinued Operations in the accompanying financial statements. In addition, in November 2003, the Partnership entered into an agreement with a third party to sell the Property in Bullhead City, Arizona. The Partnership recognized net rental income (rental revenues less Property related expenses and provision for write-down of assets) of $92,424 and $66,944 during the years ended December 31, 2003 and 2002, respectively, relating to these Properties. The reduced net rental income during 2002 was a result of the Partnership recording provisions for write-down of assets of approximately $143,100 during the year ended December 31, 2002. The Partnership recorded these provisions in anticipation of the August and November 2002 sales of the Properties in Laurens, South Carolina and Merriam, Kansas, respectively. The provision represented the difference between the net carrying value of the Property and its estimated fair value. The Partnership had recorded provisions for write-down of assets relating to the Property in Laurens, South Carolina in previous periods. During 2002, the Partnership sold the Properties in Greeley, Colorado; Laurens, South Carolina; and Merriam, Kansas and recognized a net gain on disposal of discontinued operations of approximately $271,900. In February 2004, the Partnership sold the Property in Bullhead City, Arizona and recorded a gain on disposal of discontinued operations of approximately $439,400. The financial results for these Properties are reflected as Discontinued Operations in the accompanying financial statements.

The Partnership recognized income from discontinued operations (rental revenues and other property related income, less property related expenses and provision for write-down of assets) of $301,092 and $304,317 during the years ended December 31, 2003 and 2002, respectively, relating to four Properties that were identified for sale during the nine months ended September 30, 2004. The financial results for these Properties are reflected as Discontinued Operations in the accompanying financial statements.

Comparison of year ended December 31, 2002 to year ended December 31, 2001

Rental revenues from continuing operations were $2,948,162 during the year ended December 31, 2002, as compared to $2,878,997 during the year ended December 31, 2001. Rental revenues from continuing operations were higher during the year ended December 31, 2002, as compared to the same period of 2001, because the Partnership reinvested the sales proceeds from the sale of the Property in Las Vegas, Nevada, in a Property in San Antonio, Texas, in March 2002. The tenant of the Las Vegas, Nevada Property ceased restaurant operations and vacated the Property in 2001.

Revenues remained at reduced amounts during 2002 and 2001, because prior to 2001, Elias Brothers Restaurants, Inc., filed for bankruptcy and rejected the one lease it had with the Partnership. As a result, the Partnership stopped recording rental revenue relating to this Property. In October 2002, the Partnership entered into a new lease, with a new tenant for this Property. The lease terms for this Property are substantially the same as the Partnership’s other leases. In connection with the new lease, the new tenant has agreed to pay for all costs necessary to convert the Property into a different restaurant concept. Conversion of the Property was completed in February 2003, at which point rental payments commenced.

During the year ended December 31, 2002, the Partnership also earned $65,613 in contingent rental income, as compared to $64,710 during the same period of 2001. The Partnership also earned $13,336 in interest and other income during the year ended December 31, 2002, as compared to $37,355 during the same period of 2001. Interest and other income were higher during 2001 due to higher average cash balances and interest rates during 2001.

The Partnership earned $335,347, attributable to net income earned by unconsolidated joint ventures, during the year ended December 31, 2002, as compared to $450,859 during the same period of 2001. Net income earned by unconsolidated joint ventures was higher during 2001, partially because in May 2001, Wood-Ridge Real Estate Joint Venture, in which the Partnership owns a 50% interest, sold its Property in Paris, Texas to the tenant, in accordance with the purchase option under the lease agreement for $800,000. In connection with the sale of this Property, Wood-Ridge Real Estate Joint Venture received $200,000 in lease termination income in consideration for the joint venture releasing the tenant from its obligation under the lease. However, the sale of this Property resulted in a loss to the joint venture of approximately $84,500. During 2001, the joint venture distributed the net sales proceeds received from the sale as a return of capital to the Partnership and the other joint venture partner. The Partnership used this return of capital to pay liabilities of the Partnership, and make quarterly distributions. Net income earned by unconsolidated joint ventures was also lower during 2002, as compared to 2001, partially because the tenant of the Property owned by Duluth Joint Venture experienced financial difficulties and ceased making rental payments, as described above.

Operating expenses, including depreciation and amortization expense and provision for write-down of assets were $754,193 during the year ended December 31, 2002, as compared to $1,397,034 during the same period of 2001. Operating expenses were higher during 2001, as compared to 2002, because the Partnership recorded a provision for write-down of assets of approximately $526,900 during 2001, relating to the vacant Properties in Akron, Ohio and Las Vegas, Nevada. Operating expenses were also lower during 2002 because of a decrease in state tax expense and a decrease in the costs incurred for administrative expenses for servicing the Partnership and its Properties. In addition, during the years ended December 31, 2002 and 2001, the Partnership incurred Property related expenses, such as legal fees, real estate taxes, insurance and maintenance relating to the vacant Properties in Akron, Ohio, and Las Vegas, Nevada, as described above. In February 2002 the Partnership sold the Las Vegas Property and in October 2002, the Partnership re-leased the Akron, Ohio Property to a new tenant, as described above. The new tenant is responsible for real estate taxes, insurance, and maintenance relating to the Property in accordance with the terms of its lease; therefore, the General Partners do not anticipate the Partnership will incur these expenses for this Property in the future.

As a result of the sale of the Property in Las Vegas, Nevada, the Partnership recognized a gain of approximately $497,700 during the year ended December 31, 2002. This Property was identified for sale as of December 31, 2001. Because this Property was identified for sale prior to the January 2002 implementation of Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, the results of operations relating to this Property were included as Income from Continuing Operations in the accompanying financial statements.

During 2002, the Partnership identified and sold three Properties that were classified as Discontinued Operations in the accompanying financial statements. In addition, in November 2003, the Partnership entered into an agreement with a third party to sell the Property in Bullhead City, Arizona. The Partnership recognized net rental income (rental revenues less Property related expenses and provision for write-down of assets) of $66,944 and $173,894 during the years ended December 31, 2002 and 2001, respectively, relating to these Properties. The reduced net rental income during 2002 and 2001 was a result of the Partnership recording provisions for write-down of assets of approximately $143,100 and $39,100, respectively. The provisions represented the difference between the net carrying value of each Property and its estimated fair value. During 2002, the Partnership sold the Properties in Greeley, Colorado; Laurens, South Carolina; and Merriam, Kansas and recognized a net gain on disposal of discontinued operations of approximately $271,900. In February 2004, the Partnership sold the Property in Bullhead City, Arizona, as described above. The financial results for these Properties are reflected as Discontinued Operations in the accompanying financial statements.

The Partnership recognized income from discontinued operations (rental revenues and other property related income, less property related expenses and provision for write-down of assets) of $304,317 and $313,573 during the years ended December 31, 2002 and 2001, respectively, relating to four Properties that were identified for sale during the nine months ended September 30, 2004. The financial results for these Properties are reflected as Discontinued Operations in the accompanying financial statements.

The General Partners continuously evaluate strategic alternatives for the Partnership, including alternatives to provide liquidity to the Limited Partners.

The Partnership’s leases as of December 31, 2003, are, in general, triple-net leases and contain provisions that the General Partners believe mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Inflation, overall, has had a minimal effect on the results of operations of the Partnership. Continued inflation may cause capital appreciation of the Partnership’s Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004.

The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of a previously unconsolidated joint venture, Salem Joint Venture, which was accounted for under the equity method. FIN 46R does not require, but does permit restatement of previously issued financial statements. The Partnership restated prior years’ financial statements to maintain comparability between the periods presented. Such consolidation resulted in certain assets and minority interest, and revenues and expenses, of the entity being reported on a gross basis in our financial statements; however, these restatements had no effect on partners’ capital or net income.

Item 8.	Financial Statements and Supplementary Data

CNL INCOME FUND XIV, LTD

(A Florida Limited Partnership)

Report of Independent Registered Certified Public Accounting Firm

To the Partners

CNL Income Fund XIV, Ltd.

In our opinion, the accompanying balance sheets and the related statements of income, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Income Fund XIV, Ltd, (a Florida limited partnership) at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under item 15(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and financial statement schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, on January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” and effective January 1, 2001 the Partnership adopted the provisions of Financial Accounting Standards Board Interpretation No. 46R “Consolidation of Variable Interest Entities.”

/s/ PricewaterhouseCoopers LLP

Orlando, Florida March 24, 2004, except for Note 1 and Note 5 as to which the date is December 2, 2004

CNL INCOME FUND XIV, LTD.

(A Florida Limited Partnership)

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Real estate properties with operating leases, net	$22,758,571	$23,390,088
Net investment in direct financing leases	6,277,818	6,169,555
Real estate held for sale	909,475	930,018
Investment in joint ventures	4,194,852	4,086,937
Cash and cash equivalents	1,157,202	1,329,320
Receivables, less allowance for doubtful accounts of $12,700 in 2003	18,006	20,232
Due from related parties	—	44
Accrued rental income less allowance for doubtful accounts of $48,635 in 2003 and 2002	2,607,685	2,447,421
Other assets	81,900	80,216

	$38,005,509	$38,453,831

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$12,823	$7,436
Real estate taxes payable	2,492	19,009
Distributions payable	928,130	928,130
Due to related parties	18,885	21,324
Rents paid in advance and deposits	208,415	175,204
Deferred rental income	25,478	23,889

Total liabilities	1,196,223	1,174,992
Minority interest	156,548	156,883
Commitment (Note 11)
Partners’ capital	36,652,738	37,121,956

	$38,005,509	$38,453,831

See accompanying notes to financial statements.

CNL INCOME FUND XIV, LTD.

(A Florida Limited Partnership)

STATEMENTS OF INCOME

	Year Ended December 31,
	2003	2002	2001
Revenues:
Rental income from operating leases	$2,602,293	$2,462,064	$2,304,337
Earned income from direct financing leases	521,305	486,098	574,660
Contingent rental income	79,610	65,613	64,710
Interest and other income	3,316	13,336	37,355

	3,206,524	3,027,111	2,981,062

Expenses:
General operating and administrative	286,143	299,684	343,529
Property related	16,670	63,558	134,624
Management fees to related parties	40,706	39,837	38,742
State and other taxes	51,618	38,133	63,998
Depreciation and amortization	339,971	312,981	289,194
Provision for write-down of assets	—	—	526,947

	735,108	754,193	1,397,034

Income before gain on sale of assets, minority interest, and equity in earnings of unconsolidated joint ventures	2,471,416	2,272,918	1,584,028
Gain on sale of assets	—	497,689	—
Minority interest	(19,089)	(19,670)	(18,256)
Equity in earnings of unconsolidated joint ventures	397,459	335,347	450,859

Income from continuing operations	2,849,786	3,086,284	2,016,631

Discontinued operations
Income from discontinued operations	393,516	371,261	487,467
Gain on disposal of discontinued operations	—	271,909	—

	393,516	643,170	487,467

Net income	$3,243,302	$3,729,454	$2,504,098

Income per limited partner unit
Continuing operations	$0.63	$0.69	$0.45
Discontinued operations	0.09	0.14	0.11

	$0.72	$0.83	$0.56

Weighted average number of limited partner units outstanding	4,500,000	4,500,000	4,500,000

See accompanying notes to financial statements.

CNL INCOME FUND XIV, LTD.

(A Florida Limited Partnership)

STATEMENTS OF PARTNERS’ CAPITAL

Years Ended December 31, 2003, 2002 and 2001

	General Partners		Limited Partners
	Contributions	Accumulated Earnings	Contributions	Distributions	Accumulated Earnings	Syndication Costs	Total
Balance, December 31, 2000	$1,000	$208,255	$45,000,000	$(25,273,485)	$23,761,619	$(5,383,945)	$38,313,444
Distributions to limited partners ($0.83 per limited partner unit)	—	—	—	(3,712,520)	—	—	(3,712,520)
Net income	—	—	—	—	2,504,098	—	2,504,098

Balance, December 31, 2001	1,000	208,255	45,000,000	(28,986,005)	26,265,717	(5,383,945)	37,105,022
Distributions to limited partners ($0.83 per limited partner unit)	—	—	—	(3,712,520)	—	—	(3,712,520)
Net income	—	—	—	—	3,729,454	—	3,729,454

Balance, December 31, 2002	1,000	208,255	45,000,000	(32,698,525)	29,995,171	(5,383,945)	37,121,956
Distributions to limited partners ($0.83 per limited partner unit)	—	—	—	(3,712,520)	—	—	(3,712,520)
Net income	—	—	—	—	3,243,302	—	3,243,302

Balance, December 31, 2003	$1,000	$208,255	$45,000,000	$(36,411,045)	$33,238,473	$(5,383,945)	$36,652,738

See accompanying notes to financial statements.

CNL INCOME FUND XIV, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2003	2002	2001
Cash Flows from Operating Activities:
Net income	$3,243,302	$3,729,454	$2,504,098

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	386,150	382,161	382,996
Amortization of investment in direct financing leases	157,994	154,119	142,926
Amortization	5,034	4,373	4,332
Minority interest	19,089	19,670	18,256
Equity in earnings of unconsolidated joint ventures, net of distributions	45,601	124,841	13,803
Gain on sale of assets	—	(769,598)	—
Provision for write-down of assets	—	143,065	566,043
Decrease in receivables	2,226	59,812	97,398
Decrease in due from related parties	44	7,001	11,700
Increase in accrued rental income	(160,610)	(169,820)	(245,751)
Decrease (increase) in other assets	6,526	(11,163)	5,087
Decrease in accounts payable and accrued expenses and real estate taxes payable	(11,130)	(24,137)	(53,844)
Increase (decrease) in due to related parties	(2,439)	7,170	(116,269)
Increase (decrease) rents paid in advance and deposits	33,211	70,297	(31,973)
Increase (decrease) in deferred rental income	1,589	(27,554)	25,995

Total adjustments	483,285	(29,763)	820,699

Net cash provided by operating activities	3,726,587	3,699,691	3,324,797

Cash Flows from Investing Activities:
Proceeds from sale of assets	—	2,928,771	—
Additions to real estate properties with operating leases	—	(2,602,786)	—
Investment in joint venture	(153,636)	—	—
Return of capital from joint venture	—	—	400,000
Payment of lease costs	(13,125)	(4,375)	—

Net cash provided by (used in) investing activities	(166,761)	321,610	400,000

Cash Flows from Financing Activities:
Distributions to limited partners	(3,712,520)	(3,712,520)	(3,712,520)
Distributions to holder of minority interest	(19,424)	(19,536)	(18,732)

Net cash used in financing activities	(3,731,944)	(3,732,056)	(3,731,252)

Net increase (decrease) in cash and cash equivalents	(172,118)	289,245	(6,455)
Cash and cash equivalents at beginning of year	1,329,320	1,040,075	1,046,530

Cash and cash equivalents at end of year	$1,157,202	$1,329,320	$1,040,075

See accompanying notes to financial statements.

CNL INCOME FUND XIV, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS – CONTINUED

	Year Ended December 31,
	2003	2002	2001
Supplemental Schedule of Non-Cash Financing Activities:
Distributions declared and unpaid at December 31	$928,130	$928,130	$928,130

See accompanying notes to financial statements.

CNL INCOME FUND XIV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies

Organization and Nature of Business – CNL Income Fund XIV, Ltd. (the “Partnership”) is a Florida limited partnership that was organized for the purpose of acquiring both newly constructed and existing restaurant properties, as well as properties upon which restaurants were to be constructed, which are leased primarily to operators of national and regional fast-food and family-style restaurant chains.

The general partners of the Partnership are CNL Realty Corporation (the “Corporate General Partner”), James M. Seneff, Jr. and Robert A. Bourne. Mr. Seneff and Mr. Borne are also 50% shareholders of the Corporate General Partner. The general partners have responsibility for managing the day-to-day operations of the Partnership.

Real Estate and Lease Accounting – The Partnership records property acquisitions at cost, including acquisition and closing costs. Real estate properties are leased to third parties generally on a triple-net basis, whereby the tenant is responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. During the years ended December 31, 2003, 2002, and 2001, tenants paid, or are expected to pay, directly to real estate taxing authorities approximately $472,300, $491,500, and $455,000, respectively, in estimated real estate taxes in accordance with the terms of their leases.

The leases of the Partnership provide for base minimum annual rental payments payable in monthly installments. In addition, certain leases provide for contingent rental revenues based on the tenants’ gross sales in excess of a specified threshold. The Partnership defers recognition of the contingent rental revenues until the defined thresholds are met. The leases are accounted for using either the operating or the direct financing methods.

Operating method – Land and building leases accounted for using the operating method are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the property is placed in service.

Direct financing method – Leases accounted for using the direct financing method are recorded at their net investment (which at the inception of the lease generally represents the cost of the asset). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodical rate of return on the Partnership’s net investment in the leases. For the leases classified as direct financing leases, the building portions of the property leases are accounted for as direct financing leases while the land portions of the majority of the leases are operating leases.

CNL INCOME FUND XIV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date. In contrast, deferred rental income represents the aggregate amount of scheduled rental payments to date (including rental payments due during construction and prior to the property being placed in service) in excess of income recognized on a straight-line basis over the lease term commencing on the date the property is placed in service.

Substantially all leases are for 15 to 20 years and provide for minimum and contingent rentals. The lease options generally allow tenants to renew the leases for two to five successive five-year periods subject to the same terms and conditions as the initial lease. Most leases also allow the tenant to purchase the property at fair market value after a specified portion of the lease has elapsed.

When the properties are sold, the related cost and accumulated depreciation for operating leases and the net investment for direct financing leases, plus any accrued or deferred rental income, are removed from the accounts and gains or losses from sales are reflected in income. The general partners of the Partnership review properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. The general partners determine whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the property, with the carrying cost of the individual property. If an impairment is indicated, the assets are adjusted to their fair value.

When the collection of amounts recorded as rental or other income is considered to be doubtful, a provision is made to increase the allowance for doubtful accounts. If amounts are subsequently determined to be uncollectible, the corresponding receivable and allowance for doubtful accounts are decreased accordingly.

Investment in Joint Ventures – The Partnership accounts for its 72.2% interest in Salem Joint Venture using the consolidation method. Minority interest represents the minority joint venture partner’s proportionate share of the equity in the Partnership’s consolidated joint venture. All significant intercompany accounts and transactions have been eliminated.

The Partnership’s investments in Attalla Joint Venture, Wood-Ridge Real Estate Joint Venture, Melbourne Joint Venture, CNL Kingston Joint Venture, Bossier City Joint Venture, Duluth Joint Venture and the properties in Niles, Illinois and Tucker, Georgia, each held as tenants-in-common with affiliates, are accounted for using the equity method.

Cash and Cash Equivalents – The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks. Cash equivalents are stated at cost plus accrued interest, which approximates market value.

Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts.

Lease Costs – Other assets include lease incentive costs and brokerage and legal fees associated with negotiating new leases and are amortized over the terms of the new leases using the straight-line method. When a property is sold or a lease is terminated the related lease cost, if any, net of accumulated amortization is removed from the accounts and charged against income.

CNL INCOME FUND XIV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

Income Taxes – Under Section 701 of the Internal Revenue Code, all income, expenses and tax credit items flow through to the partners for tax purposes. Therefore, no provision for federal income taxes is provided in the accompanying financial statements. The Partnership is subject to certain state taxes on its income and property.

Additionally, for tax purposes, syndication costs are included in Partnership equity and in the basis of each partner’s investment. For financial reporting purposes, syndication costs represent a reduction of Partnership equity and a reduction in the basis of each partner’s investment.

Rents Paid in Advance – Rents paid in advance by lessees for future periods are deferred upon receipt and are recognized as revenues during the period in which the rental income is earned.

Use of Estimates – The general partners of the Partnership have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. The more significant areas requiring the use of management estimates relate to the allowance for doubtful accounts and future cash flows associated with long-lived assets. Actual results could differ from those estimates.

Reclassification – Certain items in the prior years’ financial statements have been reclassified to conform to 2003 presentation. These reclassifications had no effect on total partners’ capital, net income or cash flows.

Statement of Financial Accounting Standards No. 144 – Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If an impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation if the disposal activity was initiated subsequent to the adoption of the Standard.

CNL INCOME FUND XIV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

FASB Interpretation No. 46 - In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004.

The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of a previously unconsolidated joint venture, which was accounted for under the equity method. FIN 46R does not require, but does permit restatement of previously issued financial statements. The Partnership has restated prior years’ financial statements to maintain comparability between the periods presented. Such consolidation resulted in certain assets and minority interest, and revenues and expenses, of the entity being reported on a gross basis in the Partnership’s financial statements; however, these restatements had no effect on partners’ capital or net income.

2.	Real Estate Properties with Operating Leases

Real estate Properties with operating leases consisted of the following at December 31:

	2003	2002
Land	$14,817,855	$15,064,286
Buildings	10,514,853	10,767,850

	25,332,708	25,832,136
Less accumulated depreciation	(2,574,137)	(2,442,048)

	$22,758,571	$23,390,088

In February 2002, the Partnership sold the property in Las Vegas, Nevada to a third party and received net sales proceeds of approximately $1,143,800, resulting in a gain of approximately $497,700. As of December 31, 2001, this property had been identified for sale. The Partnership had recorded a provision for write-down of assets in a previous year relating to this property. In March 2002, the Partnership reinvested these net sales proceeds in a property in San Antonio, Texas. The Partnership acquired this property from CNL Funding 2001-A, LP, an affiliate of the general partners. In addition, in December 2002, the Partnership reinvested the net sales proceeds from the sale of the property in Greeley, Colorado in a property in Phoenix, Arizona.

CNL INCOME FUND XIV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

2.	Real Estate Properties with Operating Leases – Continued

During 2003, the Partnership entered into a new lease for the property in Akron, Ohio. As a result, the Partnership reclassified the asset from real estate properties with operating leases to net investment in direct financing leases.

The following is a schedule of the future minimum lease payments to be received on noncancellable operating leases at December 31, 2003:

2004	$2,744,343
2005	2,795,169
2006	2,812,632
2007	2,861,025
2008	2,860,072
Thereafter	16,951,882

Total (1)	$31,025,123

(1)	Excludes one property that was sold in February 2004 and one property that was sold in March 2004.

3.	Net Investment in Direct Financing Leases

The following lists the components of the net investment in direct financing leases at December 31:

	2003	2002
Minimum lease payments receivable	$10,226,428	$9,762,520
Estimated residual values	2,245,878	2,145,825
Less unearned income	(6,194,488)	(5,738,790)

Net investment in direct financing leases	$6,277,818	$6,169,555

The following is a schedule of future minimum lease payments to be received on direct financing leases at December 31, 2003:

2004	$831,059
2005	831,059
2006	834,220
2007	843,705
2008	854,618
Thereafter	6,031,767

$10,226,428

In February 2002, the Partnership sold the property in Las Vegas, Nevada, the building portion of which was classified as a direct financing lease, to a third party.

During 2003, the lease relating to the property in Tempe, Arizona was amended. As a result, the Partnership reclassified the asset from net investment in direct financing leases to real estate properties with operating leases.

CNL INCOME FUND XIV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Investment in Joint Ventures

The Partnership owns a 50%, 50%, 39.94%, 50%, 11% and 44% interest in the profits and losses of Attalla Joint Venture, Wood-Ridge Real Estate Joint Venture, CNL Kingston Joint Venture, Melbourne Joint Venture, Bossier City Joint Venture, and Duluth Joint Venture, respectively. In addition the Partnership has a 26% interest in the profits and losses of a property in Niles, Illinois, held as tenants-in-common. The remaining interest in these joint ventures and the property held as tenants-in-common are held by affiliates of the Partnership which have the same general partners.

During 2002, the tenant of the property owned by Duluth Joint Venture experienced financial difficulties and ceased making rental payments to the joint venture. As a result, Duluth Joint Venture stopped recording rental revenues during the quarter ended March 31, 2002. During the second quarter of 2002, the tenant began making rental payments to the joint venture and the joint venture recognized these amounts as rental revenues. At September 30, 2002, the joint venture recorded a provision for write-down of assets of approximately $65,800. The provision represented the difference between the property’s net carrying value and its estimated fair value.

In November 2003, the Partnership and CNL Income Fund X, Ltd, CNL Income Fund XIII, Ltd., and CNL Income Fund XV, Ltd., as tenants-in-common, invested in a property in Tucker, Georgia. Each of the CNL Income Funds is an affiliate of the general partners. The Partnership and affiliates entered into an agreement whereby each co-venturer will share in the profits and losses of the property in proportion to its applicable percentage interest. The Partnership contributed approximately $153,600 for a 10% interest in the property.

As of December 31, 2003, Attalla Joint Venture, CNL Kingston Joint Venture, Melbourne Joint Venture, Bossier City Joint Venture, Duluth Joint Venture, and the Partnership and affiliates in two separate tenancy in common arrangements, each owned one property, and Wood-Ridge Real Estate Joint Venture owned five properties. The following presents the combined condensed financial information for the joint ventures and the properties held as tenants-in-common with affiliates at:

	December 31,
	2003	2002
Real estate properties with operating leases, net	$10,319,936	$8,955,876
Net investment in direct financing leases	836,209	846,382
Cash	96,719	75,665
Accrued rental income	519,238	451,402
Receivables	5,249	2,529
Other assets	10,800	13,116
Liabilities	143,906	142,015
Partners’ capital	11,644,245	10,202,955

CNL INCOME FUND XIV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Investment in Joint Ventures – Continued

	Year Ended December 31,
	2003	2002	2001
Revenues	$1,175,100	$1,122,556	$1,217,273
Lease termination income	—	—	200,000
Expenses	(182,968)	(211,063)	(240,786)
Provision for write-down of assets	—	(65,755)	—
Gain/Loss on sale of assets	—	—	(84,473)

Net income	$992,132	$845,738	$1,092,014

The Partnership recognized income of $397,459, $335,347, and $450,859, during the years ended December 31, 2003, 2002, and 2001, respectively, from these joint ventures and tenancy in common arrangements.

5.	Discontinued Operations

During 2002, the Partnership identified and sold the properties in Greeley, Colorado; Laurens, South Carolina; and Merriam, Kansas. The Partnership received net sales proceeds of approximately $1,785,000, resulting in a net gain on disposal of discontinued operations of approximately $271,900. In anticipation of these sales, during the year ended December 31, 2002, the Partnership recorded provisions for write-down of assets of approximately $123,400 and $19,600 relating to the properties in Laurens, South Carolina and Merriam, Kansas, respectively. In addition, the Partnership had recorded provisions for write-down of assets in previous years, including approximately $39,100 during the year ended December 31, 2001 relating to the property in Laurens, South Carolina. The tenant of this property filed for bankruptcy during 1998 and rejected the lease relating to this property. The provisions represented the difference between each property’s net carrying value and its estimated fair value. In addition, in November 2003, the Partnership entered into an arrangement, with a third party, to sell the property in Bullhead City, Arizona. As a result, the Partnership reclassified the asset from real estate properties with operating leases to real estate held for sale. The reclassified asset was recorded at the lower of its carrying amount or fair value, less cost to sell. The financial results for these properties are reflected as Discontinued Operations in the accompanying financial statements.

During 2004, the Partnership identified for sale its properties in Franklin and Antioch, Tennessee; Winslow, Arizona; and Topeka, Kansas. The financial results for these properties are reflected as Discontinued Operations in the accompanying financial statements.

The operating results of the discontinued operations for these properties are as follows:

	Year Ended December 31,
	2003	2002	2001
Rental revenues	$446,057	$597,763	$633,825
Expenses	(52,541)	(83,437)	(107,262)
Provisions for write-down of assets	—	(143,065)	(39,096)

Income from discontinued operations	$393,516	$371,261	$487,467

CNL INCOME FUND XIV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

6.	Allocations and Distributions

From inception through December 31, 1999, generally, all net income and net losses of the Partnership, excluding gains and losses from the sale of properties, were allocated 99% to the limited partners and one percent to the general partners. From inception through December 31, 1999, distributions of net cash flow were made 99% to the limited partners and one percent to the general partners. However, the one percent of net cash flow to be distributed to the general partners was subordinated to receipt by the limited partners of an aggregate, ten percent, cumulative, noncompounded annual return on their invested capital contributions (the “Limited Partners’ 10% Return”).

From inception through December 31, 1999, generally, net sales proceeds from the sales of properties not in liquidation of the Partnership to the extent distributed, were distributed first to the limited partners in an amount sufficient to provide them with their Limited Partners’ 10% Return, plus the return of their adjusted capital contributions. The general partners then received, to the extent previously subordinated and unpaid, a one percent interest in all prior distributions of net cash flow and a return of their capital contributions. Any remaining sales proceeds were distributed 95% to the limited partners and five percent to the general partners. Any gain from a sale of a property not in liquidation of the Partnership was, in general, allocated in the same manner as net sales proceeds are distributable. Any loss from the sale of a property was, in general, allocated first, on a pro rata basis, to partners with positive balances in their capital accounts, and thereafter, 95% to the limited partners and five percent to the general partners

Generally, net sales proceeds from a sale of properties, in liquidation of the Partnership will be used in the following order: (i) first to pay and discharge all of the Partnership’s liabilities to creditors, (ii) second, to establish reserves that may be deemed necessary for any anticipated or unforeseen liabilities or obligations of the Partnership, (iii) third, to pay all of the Partnership’s liabilities, if any, to the general and limited partners, (iv) fourth, after allocations of net income, gains and/or losses, to the partners with positive capital account balances, in proportion to such balances, up to amounts sufficient to reduce such positive balances to zero, and (v) thereafter, any funds remaining shall then be distributed 95% to the limited partners and five percent to the general partners.

Effective January 1, 2000, the general partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the general partners’ capital account as of December 31, 1999. Accordingly, for years commencing January 1, 2000 and after, the Partnership’s net income will be allocated entirely among the limited partners. However, if losses are allocated to the general partners in a year, an amount of income equal to the sum of such losses may be allocated to the general partners in succeeding years. Accordingly, the general partners were not allocated any net income during the years ended December 31, 2003, 2002, and 2001.

During each of the years ended December 31, 2003, 2002, and 2001, the Partnership declared distributions to the limited partners of $3,712,520. No distributions have been made to the general partners to date.

CNL INCOME FUND XIV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

7.	Income Taxes

The following is a reconciliation of net income for financial reporting purposes to net income for federal income tax purposes for the years ended December 31:

	2003	2002	2001
Net income for financial reporting purposes	$3,243,302	$3,729,454	$2,504,098
Effect of timing differences relating to depreciation	(45,894)	(51,748)	(58,351)
Effect of timing differences relating to equity in earnings of joint ventures	(8,897)	(14,833)	3,881
Effect of timing differences relating to gains/losses on real estate property sales	—	(998,826)	—
Provision for write-down of assets	—	143,065	566,043
Direct financing leases recorded as operating leases for tax reporting purposes	157,994	154,119	142,923
Effect of timing differences relating to allowance for doubtful accounts	12,700	(77,256)	47,335
Accrued rental income	(160,610)	(169,820)	(245,750)
Rents paid in advance	33,211	123,602	(36,547)
Deferred rental income	1,589	(27,554)	(3,570)
Effect of timing differences relating to minority interest	495	2,678	4,076
Other	609	1,032	1,032

Net income for federal income tax purposes	$3,234,499	$2,813,913	$2,925,170

8.	Related Party Transactions

One of the individual general partners, James M. Seneff, Jr., is one of the principal shareholders of CNL Holdings, Inc. The other individual general partner, Robert A. Bourne, serves as President and Treasurer of CNL Financial Group, Inc., a wholly owned subsidiary of CNL Holdings, Inc. CNL APF Partners, LP, a wholly owned subsidiary of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.) served as the Partnership’s advisor until January 1, 2002, when it assigned its rights and obligations under a management agreement to RAI Restaurants, Inc. (the “Advisor”). The Advisor is a wholly owned subsidiary of CNL Restaurant Properties, Inc. (“CNL-RP”). The individual general partners are stockholders and directors of CNL-RP.

CNL INCOME FUND XIV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

8.	Related Party Transactions – Continued

The Advisor provides services pursuant to a management agreement with the Partnership. In connection therewith, the Partnership has agreed to pay the Advisor a management fee of one percent of the sum of gross revenues from properties wholly owned by the Partnership and the Partnership’s allocable share of gross revenues from joint ventures. Any portion of the management fee not paid is deferred without interest. The Partnership incurred management fees of $40,706, $39,837, and $38,742, for the years ended December 31, 2003, 2002, and 2001, respectively.

The Advisor is also entitled to receive a deferred, subordinated real estate disposition fee payable upon the sale of one or more properties based on the lesser of one-half of a competitive real estate commission or three percent of the sales price if the Advisor provides a substantial amount of services in connection with the sale. However, if the net sales proceeds are reinvested in a replacement property, no such real estate disposition fees will be incurred until such replacement property is sold and the net sales proceeds are distributed. The payment of the real estate disposition fee is subordinated to the receipt by the limited partners of their aggregate Limited Partners’ 10% Return plus their invested capital contributions. No deferred, subordinated real estate disposition fees have been incurred since inception.

During the years ended December 31, 2003, 2002, and 2001, the Partnership’s affiliates provided accounting and administrative services. The Partnership incurred $178,429, $220,717, and $234,884, for the years ended December 31, 2003, 2002, and 2001, respectively, for such services.

In March 2002, the Partnership acquired a property in San Antonio, Texas from CNL Funding 2001-A, LP, for a purchase price of approximately $1,262,200. CNL Funding 2001-A, LP is an affiliate of the general partners. CNL Funding 2001-A, LP had purchased and temporarily held title to the property in order to facilitate the acquisition of the property by the Partnership. The purchase price paid by the Partnership represented the costs incurred by CNL Funding 2001-A, LP to acquire the property.

The due to related parties at December 31, 2003 and 2002 totaled $18,885 and $21,304, respectively.

9.	Concentration of Credit Risk

The following schedule presents total rental revenues from individual lessees, or affiliated groups of lessees, each representing more than ten percent of total rental revenues (including total rental revenues from the Partnership’s consolidated joint venture and the Partnership’s share of total rental revenues from unconsolidated joint ventures and the properties held as tenants-in-common with affiliates) for each of the years ended December 31:

	2003	2002	2001
Jack in the Box Inc.	$699,359	$567,822	$544,315
Golden Corral Corporation	584,591	698,979	491,463
Checkers Drive-In Restaurants, Inc.	505,012	534,859	549,759
Denny’s, Inc.	434,377	438,367	N/A
Flagstar Enterprises, Inc.	419,993	421,564	425,666

CNL INCOME FUND XIV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

9.	Concentration of Credit Risk – Continued

In addition, the following schedule presents total rental revenues from individual restaurant chains, each representing more than ten percent of rental revenues (including total rental revenues from the Partnership’s consolidated joint venture and the Partnership’s share of total rental revenues from unconsolidated joint ventures and the properties held as tenants-in-common with affiliates) for each of the years ended December 31:

	2003	2002	2001
Jack in the Box	$699,359	$567,822	$544,315
Golden Corral Buffet and Grill	584,591	698,979	689,256
Denny’s	564,809	547,998	634,766
Checkers Drive-In Restaurants	466,223	534,859	549,759
Hardee’s	419,993	421,564	390,736

The information denoted by N/A indicates that for the period presented, the lessee did not represent more than ten percent of rental revenues.

Although the Partnership’s properties are geographically diverse throughout the United States and the Partnership’s lessees operate a variety of restaurant concepts, default by any lessee or restaurant chain contributing more than ten percent of revenues will significantly impact the results of operations of the Partnership if the Partnership is not able to re-lease the properties in a timely manner.

10.	Selected Quarterly Financial Data

The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2003 and 2002.

2003 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$782,110	$808,652	$798,209	$817,553	$3,206,524
Equity in earnings of unconsolidated joint ventures	97,236	98,560	101,061	100,602	397,459
Income from continuing operations	639,586	737,229	723,164	749,807	2,849,786
Discontinued Operations (1):
Revenues	111,889	111,661	111,433	111,074	446,057
Income from discontinued operations	97,692	96,958	97,270	101,596	393,516
Net income	737,278	834,187	820,434	851,403	3,243,302
Income per limited partner unit:
Continuing operations	$0.14	$0.17	$0.16	$0.16	$0.63
Discontinued operations	0.02	0.02	0.02	0.03	0.09

	$0.16	$0.19	$0.18	$0.19	$0.72

CNL INCOME FUND XIV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

10.	Selected Quarterly Financial Data – Continued

2002 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$728,369	$785,367	$753,758	$759,617	$3,027,111
Equity in earnings of unconsolidated joint ventures	52,317	88,752	106,273	88,005	335,347
Income from continuing operations	1,050,591	678,300	683,705	673,688	3,086,284
Discontinued Operations (1):
Revenues	163,275	153,328	151,367	129,793	597,763
Income (loss) from and gain on disposal of discontinued operations	137,413	3,290	387,722	114,745	643,170
Net income	1,188,004	681,590	1,071,427	788,433	3,729,454
Income per limited partner unit:
Continuing operations	$0.23	$0.15	$0.16	$0.15	$0.69
Discontinued operations	0.03	—	0.08	0.03	0.14

	$0.26	$0.15	$0.24	$0.18	$0.83

(1)	Certain items in the quarterly financial data have been reclassified to conform to the 2003 presentation. This reclassification had no effect on net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented.

11.	Commitment

In November 2003, the Partnership entered into an agreement with a third party to sell the property in Bullhead City, Arizona.

12.	Subsequent Events

In February 2004, the Partnership sold its property in Bullhead City, Arizona to a third party and received net sales proceeds of approximately $1,348,900, resulting in a gain on disposal of discontinued operations of approximately $439,400.

In addition, in March 2004, the Partnership sold its property in Franklin, Tennessee to a third party. The Partnership received approximately $675,300 in net sales proceeds, resulting in a gain on disposal of discontinued operations of approximately $129,100. The Partnership identified this property for sale in January 2004.

Item 15.	Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a)	The following documents are filed as part of this report.

1.	Financial Statements

Report of Independent Registered Certified Public Accounting Firm

Balance Sheets at December 31, 2003 and 2002

Statements of Income for the years ended December 31, 2003, 2002, and 2001

Statements of Partners’ Capital for the years ended December 31, 2003, 2002, and 2001

Statements of Cash Flows for the years ended December 31, 2003, 2002, and 2001

Notes to Financial Statements

2.	Financial Statement Schedules

Schedule III - Real Estate and Accumulated Depreciation at December 31, 2003

Notes to Schedule III - Real Estate and Accumulated Depreciation at December 31, 2003

CNL INCOME FUND XIV, LTD.

(A Florida Limited Partnership)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

		Initial Cost		Costs Capitalized Subsequent To Acquisition		Gross Amount at Which Carried at Close of Period (c)						Date of Con- struction		Life on Which Depreciation in Latest Income Statement is Computed
	Encum- brances	Land	Buildings and Improvements	Improve- ments	Carrying Costs	Land	Buildings and Improvements		Total	Accumulated Depreciation			Date Acquired
Properties the Partnership has Invested in Under
Operating Leases:
Bennigan’s Restaurant:
Fayetteville, North Carolina (j)	—	$605,712	—	—	—	$605,712	(g	)	$605,712	(e	)	1983	10/98	(e	)
Burger King Restaurant:
Alliance, Ohio	—	210,290	—	—	—	210,290	(g	)	210,290	(e	)	1994	07/94	(e	)
Checkers Drive-In Restaurants:
Boynton Beach, Florida	—	501,606	—	—	—	501,606	—		501,606	(d	)	—	03/94	(d	)
Chamblee, Georgia	—	332,737	—	—	—	332,737	—		332,737	(d	)	—	03/94	(d	)
Delray Beach, Florida	—	193,110	—	—	—	193,110	—		193,110	(d	)	—	03/94	(d	)
Foley, Alabama	—	197,821	—	—	—	197,821	—		197,821	(d	)	—	03/94	(d	)
Huntsville, Alabama	—	362,907	—	—	—	362,907	—		362,907	(d	)	—	03/94	(d	)
Norcross, Georgia	—	474,262	—	—	—	474,262	—		474,262	(d	)	—	03/94	(d	)
Orlando, Florida	—	559,646	—	—	—	559,646	—		559,646	(d	)	—	03/94	(d	)
Pensacola, Florida	—	296,726	—	—	—	296,726	—		296,726	(d	)	—	03/94	(d	)
Suwannee, Georgia	—	269,643	—	—	—	269,643	—		269,643	(d	)	—	03/94	(d	)
St. Petersburg, Florida	—	338,396	—	—	—	338,396	—		338,396	(d	)	—	03/95	(d	)
Coral Springs, Florida	—	421,221	—	—	—	421,221	—		421,221	(d	)	—	03/95	(d	)
Denny’s Restaurants:
Topeka, Kansas	—	420,446	—	—	—	420,446	(g	)	420,446	(e	)	1994	10/93	(e	)
Tempe, Arizona (k)	—	881,047	—	—	—	881,047	515,812		1,396,859	22,165		1994	11/93	(k	)
Salem, Ohio	—	131,762	—	—	—	131,762	(g	)	131,762	(e	)	1991	05/95	(e	)
El Ranchito Restaurant:
Albemarle, North Carolina (m)	—	214,623	370,149	—	—	214,623	370,149		584,772	79,428		1994	04/94	(m	)
Golden Corral Buffet and Grill Restaurants:
Burlington, North Carolina	—	931,962	—	975,218	—	931,962	975,218		1,907,180	325,163		1993	10/93	(b	)
Wilson, North Carolina	—	415,390	—	833,156	—	415,390	833,156		1,248,546	283,409		1993	10/93	(b	)
Bristol, Virginia (l)	—	733,334	1,145,990	21,446	—	733,334	1,167,436		1,900,770	123,231		2000	11/00	(b	)
Hardee’s Restaurants:
Franklin, Tennessee	—	201,441	423,569	—	—	201,441	423,569		625,010	143,222		1993	11/93	(b	)
Nashville, Tennessee	—	315,087	—	—	—	315,087	(g	)	315,087	(e	)	1993	11/93	(e	)
Antioch, Tennessee	—	296,341	485,974	—	—	296,341	485,974		782,315	164,318		1993	11/93	(b	)
Batesville, Mississippi	—	186,404	453,720	—	—	186,404	453,720		640,124	151,982		1993	12/93	(b	)
Jacksonville, Florida	—	385,903	409,773	—	—	385,903	409,773		795,676	137,262		1993	12/93	(b	)

CNL INCOME FUND XIV, LTD.

(A Florida Limited Partnership)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

		Initial Cost		Costs Capitalized Subsequent To Acquisition		Gross Amount at Which Carried at Close of Period (c)								Date of Con- struction		Life on Which Depreciation in Latest Income Statement is Computed
	Encum- brances	Land	Buildings and Improvements	Improve- ments	Carrying Costs	Land		Buildings and Improvements		Total		Accumulated Depreciation			Date Acquired
Jack in the Box Restaurants:
Mesquite, Texas	—	449,442	528,882	—	—	449,442		528,882		978,324		178,824		1992	11/93	(b	)
Plano, Texas	—	423,092	467,253	—	—	423,092		467,253		890,345		157,050		1992	11/93	(b	)
Farmers Branch, Texas	—	465,235	525,470	—	—	465,235		525,470		990,705		176,600		1988	12/93	(b	)
Fort Worth, Texas	—	297,688	551,394	—	—	297,688		551,394		849,082		184,356		1992	12/93	(b	)
Fort Worth, Texas	—	257,393	419,245	—	—	257,393		419,245		676,638		140,902		1983	12/93	(b	)
Phoenix, Arizona	—	579,515	739,663	—	—	579,515		739,663		1,319,178		26,715		2002	12/02	(b	)
Long John Silver’s Restaurants:
Apopka, Florida	—	320,435	—	—	—	320,435		(g	)	320,435		(e	)	1994	03/94	(e	)
Houston, Texas	—	411,403	—	—	—	411,403		(g	)	411,403		(e	)	1993	03/94	(e	)
Houston, Texas (i)	—	342,971	475,749	—	—	342,971		475,749		818,720		82,222		1994	04/94	(i	)
Marion, Ohio	—	321,032	—	—	—	321,032		(g	)	321,032		(e	)	1994	06/94	(e	)
Taco Cabana Restaurant:
San Antonio, Texas (n)	—	537,051	725,112	—	—	537,051		725,112		1,262,163		44,310		1993	03/02	(b	)
Other:
Marietta, Georgia	—	332,418	—	—	—	332,418		(o	)	332,418		(o	)	—	03/94	(o	)
Albemarle, North Carolina	—	202,363	447,278	—	—	202,363		447,278		649,641		152,978		1992	09/93	(b	)

		$14,817,855	$8,169,221	$1,829,820	—	$14,817,855		$10,514,853		$25,332,708		$2,574,137

Properties the Partnership has Invested in Under Direct Financing Leases:
Bennigan’s Restaurant:
Fayetteville, North Carolina (j)	—	—	$931,239	—	—	—		(g	)	(g	)	(e	)	1983	10/98	(e	)
Burger King Restaurant:
Alliance, Ohio	—	—	535,949	—	—	—		(g	)	(g	)	(e	)	1994	07/94	(e	)
Denny’s Restaurants:
Winslow, Arizona	—	199,767	788,202	—	—	(g	)	(g	)	(g	)	(f	)	1993	09/93	(f	)
Topeka, Kansas	—	—	—	489,014	—	—		(g	)	(g	)	(e	)	1994	10/93	(e	)
Salem, Ohio	—	—	—	371,836	—	—		(g	)	(g	)	(e	)	1991	05/95	(e	)
Hardee’s Restaurant:
Nashville, Tennessee	—	—	553,400	—	—	—		(g	)	(g	)	(e	)	1993	11/93	(e	)

CNL INCOME FUND XIV, LTD.

(A Florida Limited Partnership)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

		Initial Cost		Costs Capitalized Subsequent To Acquisition		Gross Amount at Which Carried at Close of Period (c)								Date of Con- struction		Life on Which Depreciation in Latest Income Statement is Computed
	Encum- brances	Land	Buildings and Improvements	Improve- ments	Carrying Costs	Land		Buildings and Improvements		Total		Accumulated Depreciation			Date Acquired
IHOP Restaurant:
Akron, Ohio (h)	—	246,431	535,636	—	—	(g	)	(g	)	(g	)	(f	)	1993	10/93	(f	)
Jack in the Box Restaurant:
Shreveport, Louisiana	—	240,811	848,338	—	—	(g	)	(g	)	(g	)	(f	)	1993	11/93
Long John Silver’s Restaurants:
Apopka, Florida	—	—	506,493	—	—	—		(g	)	(g	)	(e	)	1994	03/94	(e	)
Houston, Texas	—	—	449,633	—	—	—		(g	)	(g	)	(e	)	1993	03/94	(e	)
Marion, Ohio	—	—	463,504	—	—	—		(g	)	(g	)	(e	)	1994	06/94	(e	)

		$687,009	$5,612,394	$860,850	—	—

CNL INCOME FUND XIV, LTD.

(A Florida Limited Partnership)

NOTES TO SCHEDUE III – REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

(a)	Transactions in real estate and accumulated depreciation are summarized below. The balances in 2003, 2002, and 2001 have been adjusted to reflect the reclassification of properties accounted for as discontinued operations.

	Cost	Accumulated Depreciation
Properties the Partnership has invested in Under Operating Leases:
Balance, December 31, 2000	$23,787,218	$1,787,944
Provision for write-down of assets	(248,843)	—
Depreciation expense	—	315,179

Balance, December 31, 2001	23,538,375	2,103,123
Acquisitions (n)	2,602,786	—
Dispositions	(309,025)	—
Depreciation expense	—	338,925

Balance, December 31, 2002	25,832,136	2,442,048
Reclassification from direct financing lease (k)	515,812	—
Reclassification to direct financing lease (h)	(1,015,240)	(233,172)
Depreciation expense	—	365,261

Balance, December 31, 2003	$25,332,708	$2,574,137

(b)	Depreciation expense is computed for buildings and improvements based upon estimated lives of 30 years. All of the leases are treated as operating leases for federal income tax purposes.

(c)	As of December 31, 2003, the aggregate cost of the Partnership’s wholly owned Properties and the Property owned by the consolidated joint venture was $32,036,146 for federal income tax purposes. All of the leases are treated as operating leases for federal income tax purposes.

(d)	The building portion of this Property is owned by the tenant; therefore, depreciation is not applicable.

(e)	The cost of the building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.

(f)	The lease for the land and building has been recorded as a direct financing lease. The cost of the land and building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.

(g)	Certain components of the lease relating to land and building have been recorded as a direct financing lease. Accordingly, costs relating to these components of this lease are not shown.

CNL INCOME FUND XIV, LTD.

(A Florida Limited Partnership)

NOTES TO SCHEDUE III – REAL ESTATE AND ACCUMULATED

DEPRECIATION – CONTINUED

December 31, 2003

(h)	Effective August 1994, the lease for the Property in Akron, Ohio was terminated, resulting in the reclassification of the assets to real estate properties with operating leases. The assets were recorded at their net carrying value and the building was being depreciated over its remaining life of approximately 29 years. The undepreciated cost of the Property in Akron, Ohio was written down to its estimated fair value due to an impairment in value. The Partnership recognized the impairment by recording a provision for write-down of assets of approximately $37,000 at December 31, 2001. The tenant of this Property filed for bankruptcy and ceased payments of rents under its lease. The impairment represented the difference between the Property’s net carrying value and its estimated fair value. Effective October 2002, the Property was re-leased to a new tenant, resulting in the reclassification of the assets to net investment in direct financing leases during 2003. The new tenant converted the Property to an IHOP restaurant.

(i)	Effective October 1999, the lease for the Property in Houston, Texas was amended, resulting in the reclassification of the assets to real estate properties with operating leases. The assets were recorded at their net carrying value and the building is being depreciated over its estimated remaining life of approximately 24.5 years.

(j)	During the year ended December 31, 1998, the Partnership purchased a real estate property from CNL First Corp., an affiliate of the General Partners, for an aggregate cost of approximately $1,537,000.

(k)	Effective February 2003, the lease for the Property in Tempe, Arizona was amended resulting in the reclassification of the assets to real estate properties with operating leases. The building was recorded at its net carrying value and is being depreciated over its estimated remaining life of approximately 21 years.

(l)	During the year ended December 31, 2000, the Partnership purchased a real estate property from CNL BB Corp., an affiliate of the General Partners, for an aggregate cost of approximately $1,900,800.

(m)	Effective June 1998, the lease for the Property in Albemarle, North Carolina was terminated, resulting in the reclassification of the assets to real estate properties with operating leases. The assets were recorded at their net carrying value and the building is being depreciated over its estimated remaining life of approximately 26 years.

(n)	During the year ended December 31, 2002, the Partnership purchased a real estate property from CNL Funding 2001-A, LP, an affiliate of the General Partners, for an aggregate cost of approximately $1,262,200.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated this 2nd day of December 2004.

CNL INCOME FUND XIV, LTD.

By:	CNL REALTY CORPORATION
General Partner

	By:	/s/ ROBERT A. BOURNE
ROBERT A. BOURNE President and Chief Executive Officer